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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated August 3, 2001 accompanying the consolidated financial statements of Integrated Security Systems, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended June 30, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                             /s/ GRANT THORNTON LLP
                                             ----------------------------


Dallas, Texas
January 9, 2002